REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Shareholders

Joaquin Basin Resources Inc.

Fort Lauderdale, Inc.

I have audited the accompanying balance sheet of Joaquin Basin Resources Inc. as of January 31, 2011 and the related statements of operations, of shareholders’ equity and of cash flows for the period ended January 31, 2011 and the period since inception, September 9, 2010, to January 31, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Joaquin Basin Resources Inc. as of January 31, 2011 and the results of its operations and its cash flows for the period then ended and for the period from inception, September 9, 2010 to January 31, 2011, in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company as at January 31, 2011 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent on Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to make it profitable, the Company could be forced to cease development of operations. Management cannot provide any assurances that the Company will be successful in its operation. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/ s /

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

April 1, 2011

F-1

Joaquin Basin Resource Inc.

(A Development Stage Company)

Balance Sheet

at January 31, 2011

ASSETS
Current Assets
Cash	$100
Mineral Lease	7,700,000

Total Assets	$7,700,100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	269,000
Officer Loan	$25,775

294,775

Stockholders' Equity
Common Stock, $0.001 par value: authorized 100,000,000 shares; issued and outstanding; 62,000,000 shares at January 31, 2011	62,000
Contributed Capital	7,369,000
Deficit	(25,675)

Total Shareholders' Equity	7,405,325

Total Liabilities and Shareholders' Equity	$7,700,100

The accompanying notes are an integral part of these financial statements

F-2

Joaquin Basin Resource Inc.

(A Development Stage Company)

Statement of Operations

for the period from Inception, and for the three months, ended January 31, 2011

	For the three months ended January 31, 2011	For the period ended January 31, 2011	For the period from Inception Sept. 9, 2010 to January 31, 2011

Revenue	$—	$—	$—

Cost of Sales	—	—	—

Operating Income	—	—	—

General and Administrative Expenses:
Professional Fees	1,425	1,425	1,425
Rent Expense	11,250	11,250	11,250
Other Administrative Expenses	13,000	13,000	13,000
Total General and Administrative Expenses	25,675	25,675	25,675

Net Income (Loss)	$(25,675)	$(25,675)	$(25,675)

The accompanying notes are an integral part of these financial statements

F-3

Joaquin Basin Resource Inc.

(A Development Stage Company)

Statement of Shareholders' Equity

for the period from Inception, Sept. 9, 2010, to January 31, 2011

	Common Stock		Deficit Accumulated during the	Total
	Number of	Additional	Paid-In	Development	Shareholders'
	Shares	Amount	Capital	Stage	Equity

Inception, Sept. 9, 2010	—	$—	$—	$—	$—

Common stock issued Sep. 15, 2010 at par, $0.001	62,000,000	62,000			62,000

Capital contributed, Jan. 20, 2011		7,369,000			7,369,000

Net loss for the period				(25,675)	(25,675)

Balances, December 31, 2010	62,000,000	$7,431,000	$—	$(25,675)	$7,405,325

The accompanying notes are an integral part of these financial statements

F-4

Joaquin Basin Resourse Inc.

(A Development Stage Company)

Statement of Cash Flows

for the period from Inception, Sept. 9, 2010, to January 31, 2011

	For the period ended January 31, 2011	For the period from Inception Sept. 9, 2010 to January 31, 2011

Cash flows from operating activities:
Net loss	$(25,675)	$(25,675)
Adjustments to reconcile net income to net cash provided by operations:
4,000-Kreyenhagen Trend Arces	(7,700,000)	(7,700,000)
Change in operating assets and liabilities:
Accounts Payable	269,000	269,000

Net cash (used by) operating activities	(7,456,675)	(7,456,675)

Cash flows from investing activities:
Contributed Capital	7,431,000	7,431,000
Net cash provided by investing activities	7,431,000	7,431,000

Cash flows from financing activities:
Proceeds of officer's loan	25,775	25,775
Net cash provided by by financing activities	25,775	25,775

Net increase in cash	100	100

Cash, beginning of the period	—	—

Cash, end of the period	$100	$100

Supplemental cash flow disclosure:
Interest paid	$—	$—

Taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements

F-5